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CUSIP No.  076446202                  13G                      Page 7 of 8 Pages
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                          EXHIBIT 1 TO SCHEDULE 13G
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                                June 10, 1996
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       MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC.,
     hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



BY:     /s/  PETER A. NADOSY
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       Morgan Stanley Asset Management Inc.
       Peter A. Nadosy/ Vice Chairman



BY:
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       Morgan Stanley Group Inc.
       Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated